                                                                    EXHIBIT 11.1

                   COMPUTATION OF NET INCOME (LOSS) PER SHARE


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
                                                                        Three months ended       Nine months ended
                                                                        ------------------------------------------
EPS CALCULATION AS OF SEPTEMBER 30, 1998

Shares issued and outstanding at June 30, 1998
     and December 31, 1997                                                       1,618,060              1,604,202

Weighted average shares from options exercised during the period                     5,846                 10,348
                                                                        ------------------------------------------

Weighted average common shares - basic and diluted                               1,623,906              1,614,550


Net loss at September 30, 1998                                                 $(1,894,586)           $(3,669,621)

Net loss per share - basic and diluted                                               (1.17)                 (2.27)
                                                                        ==========================================
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
                                                                  Three months ended             Nine months ended
                                                           -------------------------------------------------------
EPS CALCULATION AS OF SEPTEMBER 30, 1999

Shares issued and outstanding at June 30, 1999
    and December 31, 1998                                                        1,690,400              1,630,250

Options issued during period                                                         8,364                 46,699

Issuance of common stock from IPO (7/29/99)                                      1,755,577              1,811,156

Conversion of p/s from IPO (7/29/99)                                             2,995,794

Issuance of common stock from IPO warrants (7/29/99)                               623,037

Conversion of c/s to p/s (8/31/99)                                                (184,783)               (62,271)
                                                                              ------------------------------------

Weighted average common shares - basic                                           6,888,389              3,425,834

Incremental shares from assumed conversion:
Conversion of p/s to c/s (7/29/99)                                               1,310,660

IPO Warrants (7/29/99)                                                             272,578

Preferred Stock (7/29/99)                                                          184,783

Options                                                         2,158,568
Proceeds                                                        4,365,732
Assumed buyback                                              $       6.49
                                                             ------------

Shares boughtback                                                 672,686        1,485,882


Warrants                                                          124,096
Proceeds                                                          507,203
Assumed buyback                                              $       6.49
                                                             ------------

Shares boughtback                                                  78,151           45,945
                                                                              ------------------------------------

Weighted average common shares - diluted                                        10,188,237              3,425,834

Net income (loss) at September 30, 1999                                       $    280,314           $   (139,629)

Net income/(loss) per share - basic                                                   0.04                  (0.04)
                                                                              ====================================

Net income/(loss) per share - diluted                                                 0.03                  (0.04)
                                                                              ====================================
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